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                                                                    Exhibit 99.1


For Immediate Release                              For more information contact:
Friday, November 17, 2006            Frank T. Kane, Vice President-Finance & CFO
                                                              fkane@chromrev.com


                           CHROMCRAFT REVINGTON, INC.
       ANNOUNCES APPOINTMENT OF DENNIS VALKANOFF AS SENIOR VICE PRESIDENT.

         West Lafayette, Indiana, November 17, 2006 -- Chromcraft Revington, Inc. (AMEX:CRC) announced today the appointment of Dennis Valkanoff to the position of Senior Vice President. In this newly created role, Mr. Valkanoff will serve as the President of CR Home Sales and provide overall leadership to sales management for the Company's residential businesses. He will report directly to the Chairman and CEO, Ben Anderson-Ray.

         In making the announcement, Ben Anderson-Ray commented, "Dennis Valkanoff is an exceptional sales and business leader and we are delighted to attract someone of his caliber to our organization. He brings strong sales, account and general management capabilities along with a depth of experience in the industry." He further commented that Mr. Valkanoff will be an important part of the overall leadership team driving the transformation of the Company. Mr. Anderson-Ray stated, "As we continue to shift the focus of our Company to be more market driven and responsive to both consumers and customers, Mr. Valkanoff will lead the further development of our customer relationship and sales management disciplines. He will also contribute heavily to the overall direction of the Company's transformation with his strong management capabilities."

         In commenting on his appointment, Mr. Valkanoff stated, "Chromcraft Revington is a unique opportunity in our industry which combines the ability to provide customized built-to-order products with global supply chain capabilities, and I am delighted to become part of the team revitalizing the Company."

         Prior to joining Chromcraft Revington, Mr. Valkanoff was Senior Vice President of Corporate Sales at Berkline BenchCraft, LLC. He previously held various positions in sales and general management at England, Inc. (a La-Z-Boy company) and Les Brown Chair Company following a successful career as a corporate attorney. Mr. Valkanoff holds a BA degree from Alma College and a JD degree from Thomas M. Cooley Law School.

         The Company has entered into an employment agreement with Mr. Valkanoff and will grant to him an award of 7,500 shares of restricted common stock of the Company. The restricted stock will be eligible to vest in equal increments of 2,500 shares each on December 31, 2007, 2008 and 2009. A copy of Mr. Valkanoff's employment agreement will be included in a Form 8-K to be filed with the Securities and Exchange Commission.

         Chromcraft Revington businesses design, manufacture and market residential and commercial furniture throughout the United States. The Company wholesales its products under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter" brand names.

         This release contains forward-looking statements that are based on current expectations and assumptions. These forward-looking statements can be generally identified as such because they include future tense or dates, or possible future events or outcomes, or are not historical or current facts. Forward-looking statements are not guarantees of

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                                                                    Exhibit 99.1


performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated as of the date of this release.

         Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated are the ability of the Company to complete the restructuring actions previously disclosed as currently planned and at estimated costs; general economic conditions; import and domestic competition in the furniture industry; ability of the Company to execute business strategies; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new and existing home sales; and other factors that generally effect business. An additional list of risks relating to the Company's business is located in the Company's Form 10-K for the fiscal year ended December 31, 2005 and in its Form 10-Q for the fiscal quarter ended September 30, 2006.

         The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.


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